Exhibit 23.1

CONSENT OF BURR PILGER MAYER, INC, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eGain Communications Corporation

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161019, 333-153763, 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and Form S-3, as amended, (No. 333-48314) of our report dated September 26, 2011 relating to the consolidated financial statements and financial statement schedule of eGain Communications Corporation, which appears in eGain Communications Corporation’s Annual Report on Form 10-K.

/s/    BURR PILGER MAYER, INC.

San Jose, California

September 26, 2011